Exhibit 4.2

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of this 30th day of March, 2020, by and among Trans World Entertainment Corporation, a New York corporation (the “Company”), the Robert J. Higgins TWMC Trust (“Family Trust”), RJHDC, LLC (“RJHDC”), Alimco Re Ltd. (“Alimco”), Mr. Thomas C. Simpson (“Mr. Simpson”), Kick-Start I, LLC (“Kick-Start I), Kick-Start III, LLC (“Kick-Start III”) and Kick-Start IV, LLC (“Kick-Start IV”, and together with Kick-Start III, “Kick-Start”), and each holder (other than the Family Trust, RJHDC, Alimco, Mr. Simpson, Kick-Start I, and Kick-Start) listed on Schedule A (each an “Alimco Related Holder” and collectively the “Alimco Related Holders”).  Each of Family Trust and, upon the exercise of all or any part of the Warrant (as defined below), RJHDC, is sometimes referred to herein individually as a “Family Trust Holder” and collectively as the “Family Trust Holders.”  Each of Alimco and each Alimco Related Holder is sometimes referred to herein individually as an “Alimco Holder” and collectively as the “Alimco Holders.”   Mr. Simpson, Kick-Start I and, upon the exercise of all or any part of the Warrant, Kick-Start, is sometimes referred to herein individually as a “Kick-Start Holder” and collectively as the “Kick-Start Holders”.  Each of the Alimco Holders, the Family Trust, Mr. Simpson, Kick-Start I, and, upon the exercise of all or any part of a Warrant, RJHDC and Kick-Start, is sometimes referred to herein individually as a “Shareholder” and collectively the “Shareholders”.  As used herein “Warrant” shall mean any warrant to purchase the common stock of Company.

RECITALS

A.          Concurrently with the execution of this Agreement, Alimco, RJHDC and Kick-Start are entering into a proposed debt financing (the “Loan”) of Etailz Inc., a Washington corporation and a wholly owned subsidiary of Company (the “Borrower”), and this Agreement is a condition to Alimco’s, RJHDC’s and Kick-Start’s obligation to enter into the Loan.

B.          Pursuant to the Loan, the Company shall take actions to amend its Articles of Incorporation to reconstitute its Board of Directors (the “Board”) to be comprised of three directors (the “Charter Amendment”).

C.          The parties hereto also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on the Charter Amendment and on any election, removal, and replacement of members of the Board of Directors.

D.          The parties hereto also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on a Sale of the Company (as defined below) with respect to which there is a shareholder vote or some other action to take place during the ninety (90) days immediately following the date of the Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Voting Provisions Regarding Board of Directors.

1.1         Size of the Board.Each Shareholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at three directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Series Seed Preferred Stock, by whatever name such securities called, now owned or subsequently acquired by a Shareholder, however acquired, whether through exercise of warrant or option, stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2         Board Composition. Each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board:

(a)          One persons designated by the Family Trust Holders, who initially shall be W. Michael Reickert.

(b)          One person designated by the Alimco Holders without a material or pecuniary relationship with Alimco, who initially shall be Jonathan Marcus.

(c)          One person designated by the Kick-Start Holders, who shall initially be Mr. Simpson.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Notwithstanding anything to the contrary contained in this Section 1.2, no Shareholder is required by this Agreement to vote to elect a person to the Board who has been convicted of a felony or declared of unsound mind by an order of a court of competent jurisdiction.

Each Shareholder also agrees that Neil Subin shall be granted Board observer rights, which shall give Mr. Subin the right to attend and observe Board meetings, to receive Board materials, to inspect the Company’s books, records or the minutes of the Board meetings or to attend Board committee meetings, but shall not give Mr. Subin the right to vote on any matter voted on by the Board.

1.3        Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4         Removal of Board Members. Each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)          no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Section 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Section 1.2 is no longer so entitled to designate or approve such director;

(b)          any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c)          upon the request of any party entitled to designate a director as provided in Section 1.2(a), 1.2(b) or 1.2(c) to remove such director, such director shall be removed.

All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors. In the event the shareholders of the Company are entitled to cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board.

1.5         No Liability for Election of Recommended Directors. No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6         No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.          Voting Provisions Regarding Charter Documents.

2.1        Size of Board. Each Shareholder agrees to vote or cause to be voted all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to amend the Company’s Articles of Incorporation to ensure that the size of the Board shall be set and remain at three (3) directors.

3.           Sale of the Company.

3.1        Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from securities holders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); (b) a merger or consolidation in which the Company or a subsidiary of the Company is a constituent party and in which the Company issues its securities as part of such merger or consolidation; or (c) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or a sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company..

3.2        Actions to be Taken. In the event that during the ninety (90) days immediately following the date of this Agreement there is a proposed Sale of the Company, then unless such proposed Sale of the Company has been unanimously approved by the Board in writing, each Shareholder hereby agrees:

(a)         if such transaction requires shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such Shares in opposition to such Sale of the Company (together with any related amendment to the Company’s article of incorporation required in order to implement such Sale of the Company);

(b)         if such transaction is a Stock Sale, to refuse to sell, transfer or convey any shares of capital stock of the Company beneficially held by such Shareholder to the Person to whom shares are to be sold in such proposed Stock Sale; and

(c)        to refuse to execute and deliver any related documentation and to refuse to take any action in support of the Sale of the Company, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer or any similar or related documents.

4.           Remedies.

4.1        Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2        Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the Chief Executive Officer of the Company, Shareholder and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Article 1 hereto and votes to amend the Company’s articles of incorporation and maintain the size of the Company’s Board of Directors pursuant to Article 2 hereof, and hereby authorizes each of them to represent and to vote, if and only if the party (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of Article 1 this Agreement or amend the Company’s articles of incorporation and maintain the size of the Company’s Board of Directors pursuant to and in accordance with the terms and provisions of Article 2 of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Article 7 hereof. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Article 7 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

4.3         Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4         Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.         Confidentiality. Each Shareholder (which term, as used in this Section 5, includes RJHDC and Kick-Start whether or not RJHDC or Kick-Start has at any time exercised all or any part of the Warrant) agrees that such Shareholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained or received from the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by such Shareholder), (b) is or has been independently developed or conceived by the Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Company securities from such Shareholder, if such prospective purchaser agrees to be bound by the provisions of this Section 5; (iii) to any existing or prospective Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Shareholder in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

6.           “Bad Actor” Matters.Definitions. For purposes of this Agreement:

(a)          “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)          “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c)          “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d)          “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

6.2          Representations.

(a)          Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is  applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Shareholder makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Shareholder solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Shareholder are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b)         The Company hereby represents and warrants to the Shareholders that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

6.3          Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

7.           Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate on the fifth anniversary of the first date written above, unless earlier terminated in accordance with Section 8.7.

8.           Miscellaneous.

8.1         Shareholder Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Shareholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.1. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 8.11.

8.2        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3         Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

8.4         Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.5        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6          Notices.

(a)         All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.6.

8.7       Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Family Trust Holders; and (c) Alimco Holders. Notwithstanding the foregoing:

(i)          this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Shareholder including, prior to exercise of all or part of the Warrant, RJHDC and Kick-Start without the written consent of such Shareholder or, if applicable, RJHDC and Kick-Start unless such amendment, termination or waiver applies to all Shareholders and, if applicable, RJHDC and Kick-Start in the same fashion;

(ii)         any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 8.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

8.8        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.9         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.10       Entire Agreement. This Agreement (including the Exhibit and Schedule hereto) and the Restated Certificate constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

8.11        Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 8.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 8.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.12       Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 8.11.

8.13       Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8.14      Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

8.15       Dispute Resolution. The parties hereby (a) irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the County of Albany, State of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the County of Albany, State of New York, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any federal or state court located within the County of Albany, State of New York having subject matter jurisdiction.  WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.16      Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

8.17      Aggregation of Stock. All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

TRANS WORLD ENTERTAINMENT CORPORATION, as Company

By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer

[Signature Page to Voting Agreement]

THE ROBERT J. HIGGINS TWMC TRUST, as Family Trust and a Family Trust Holder

By:	/s/ Anne Higgins
Name: Anne Higgins
Title: Sole Member / Manager

[Signature Page to Voting Agreement]

RJHDC, LLC,
as RJHDC and, after exercise of all or any part of the Warrant, a Family Trust Holder

By:	/s/ Anne Higgins
Name: Anne Higgins
Title: Sole Member / Manager

[Signature Page to Voting Agreement]

ALIMCO RE LTD.,
as an Alimco Holder

By:	/s/ Jonathan Marcus
Name: Jonathan Marcus
Title: CEO

AMIL OF OHIO, LLC, as an Alimco Holder
By:	MILFAM LLC
Its: Manager

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

CATHERINE C. MILLER IRREVOCABLE TRUST DTD 3/26/91, as an Alimco Holder

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Trustee

CATHERINE C. MILLER TRUST A-2, as an Alimco Holder
By:	MILFAM LLC
Its:	Investment Advisor

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

CATHERINE C. MILLER TRUST A-3, as an Alimco Holder
By:	MILFAM LLC
Its: Investment Advisor

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

[Signature Page to Voting Agreement]

CATHERINE MILLER TRUST C,
as an Alimco Holder
By:	MILFAM LLC
Its: Investment Advisor

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

KIMBERLEY S. MILLER GST TRUST DTD 12/17/1992, as an Alimco Holder

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Trustee

LIMFAM LLC, as an Alimco Holder
By:	MILFAM LLC
Its: Manager

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

LLOYD I. MILLER TRUST A-1,
as an Alimco Holder
By:	MILFAM LLC
Its: Investment Advisor

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

LLOYD I. MILLER, III TRUST A-4,
as an Alimco Holder
By:	MILFAM LLC
Its: Investment Advisor

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

[Signature Page to Voting Agreement]

LLOYD I. MILLER, III IRREVOCABLE TRUST DTD 12/31/91, as an Alimco Holder

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Trustee

LLOYD I. MILLER, III REVOCABLE TRUST DTD 01/07/97, as an Alimco Holder

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Trustee

MILFAM I L.P., as an Alimco Holder
By:	MILFAM LLC
Its: General Partner

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

MILFAM II L.P., as an Alimco Holder
By:	MILFAM LLC
Its: General Partner

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

MILFAM III LLC, as an Alimco Holder
By: MILFAM LLC
Its: Manager

By:	/s/ Neil S. Subin
Name: Neil S. Subin
Title: Manager

SUSAN F. MILLER, as an Alimco Holder

By:	/s/ Susan F. Miller
Name: Susan F. Miller
Title: Individual

[Signature Page to Voting Agreement]

KICK-START III, LLC, as Kick-Start III and, after exercise of all or any part of the Warrant, a Kick-Start Holder

By:	/s/ Thomas C. Simpson
Name: Thomas C. Simpson
Title: Managing Member

KICK-START IV, LLC, as Kick-Start IV and, after exercise of all or any part of the Warrant, a Kick-Start Holder

By:	/s/ Thomas C. Simpson
Name: Thomas C. Simpson
Title: Managing Member

THOMAS C. SIMPSON, as a Kick-Start Holder

By:	/s/ Thomas C. Simpson
Name: Thomas C. Simpson

KICK-START I, LLC, as a Kick-Start Holder

By:	/s/ Thomas C. Simpson
Name: Thomas C. Simpson
Title: Managing Member

[Signature Page to Voting Agreement]

SCHEDULE A

SHAREHOLDERS

Name and Address	Securities Held

The Robert J. Higgins TWMC Trust c/o Independent Family Office, LLC 677 Broadway, 7th Floor Albany, NY 12207 Tel: (518) 452-8050 ext. 1 Fax: (518) 452-8053	713,986 shares of Common Stock

Alimco Re Ltd. 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 612-4645 Fax: 619-923-2908	25,685 shares of Common Stock

RJHDC, LLC 677 Broadway, 7th Floor Albany, NY 12207 Tel: (518) 452-8050 ext. 1 Fax: (518) 452-8053	Zero shares of Common Stock until exercise of all or any part of the Warrant

AMIL Of Ohio, LLC 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	1,750 shares of Common Stock

Catherine C. Miller Irrevocable Trust dtd 3/26/91 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	300 shares of Common Stock

Catherine C Miller Trust A-2 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	200 shares of Common Stock

[Schedule A to Voting Agreement]

Name and Address	Securities Held

Catherine C Miller Trust A-3 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	5,639 shares of Common Stock

Catherine Miller Trust C 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	22,448 shares of Common Stock

Kimberley S. Miller GST Trust dtd 12/17/1992 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	300 shares of Common Stock

LIMFAM LLC 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: 561-287-5399 Fax: 619-923-2908	26,105 shares of Common Stock

Lloyd I Miller Trust A-1 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	1,359 shares of Common Stock

Lloyd I Miller, III Trust A-4 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	51,371 shares of Common Stock

Lloyd I. Miller, III Irrevocable Trust dtd 12/31/91 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	300 shares of Common Stock

[Schedule A to Voting Agreement]

Name and Address	Securities Held

Lloyd I. Miller, III Revocable Trust dtd 01/07/97 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	59,490 shares of Common Stock

MILFAM I L.P. 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	3,128 shares of Common Stock

MILFAM II L.P. 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	123,619 shares of Common Stock

MILFAM III LLC 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	2,274 shares of Common Stock

Susan F. Miller 2336 SE Ocean Blvd., #400 Stuart, FL 34996 Tel: (561) 287-5399 Fax: 619-923-2908	1,801 shares of Common Stock

Kick-Start III, LLC 1925 S. Stevens Spokane, WA 99203 Attention: Tom Simpson Email: tom@nwva.com	Zero shares of Common Stock until exercise of all or any part of the Warrant

Kick-Start IV, LLC 1925 S. Stevens Spokane, WA 99203 Attention: Tom Simpson Email: tom@nwva.com	Zero shares of Common Stock until exercise of all or any part of the Warrant

[Schedule A to Voting Agreement]

Name and Address	Securities Held

Kick-Start I, LLC 1925 S. Stevens Spokane, WA 99203 Attention: Tom Simpson Email: tom@nwva.com	9,737 shares of Common Stock

Mr. Thomas C. Simpson 1925 S. Stevens Spokane, WA 99203 Attention: Tom Simpson Email: tom@nwva.com	46,000 shares of Common Stock

[Schedule A to Voting Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This ADOPTION AGREEMENT (“Adoption Agreement”) is executed on ___________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of March 30, 2020 (the “Agreement”), by and among the Company and certain of its Shareholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1         Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) [or options, warrants or other rights to purchase such Stock (the “Options”)], for one of the following reasons (Check the correct box):

1
as a transferee of Shares from a party in such party’s capacity as an “Shareholder” bound by the Agreement, and after such transfer, Holder shall be considered an “Shareholder” and a “Shareholder” for all purposes of the Agreement.

1	as a new Shareholder in accordance with Section 8.1(a) of the Agreement, in which case Holder will be an “Shareholder” and a “Shareholder” for all purposes of the Agreement.

1	in accordance with Section 8.1(b) of the Agreement, as a new party who is not a new Shareholder, in which case Holder will be a “Shareholder” for all purposes of the Agreement.

1.2         Agreement. Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3         Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	TRANS WORLD ENTERTAINMENT CORPORATION

Name and Title of Signatory

Address:	By:
Name:
Facsimile Number:	Title:

[Exhibit A to Voting Agreement]